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Consent of Independent Registered Public Accounting Firm

The Board of Directors Energy Fuels Inc.

We consent to the use of our report dated March 18, 2015, with respect to the consolidated financial statements, which comprise the consolidated statements of financial position as at December 31, 2014 and December 31, 2013, the consolidated statements of comprehensive loss, shareholders’ equity and cash flows for the year ended December 31, 2014 and the fifteen month period ended December 31, 2013, and notes, comprising a summary of significant accounting policies and other explanatory information, incorporated herein by reference and to the reference to our firm under the heading “Experts” in this Registration Statement No. 333-203996 of Energy Fuels Inc. on Form F-4/A.

/s/ KPMG LLP

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Canada
May 26, 2015